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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-34569, Form S-8 No. 033-60997) of Collins & Aikman Corporation of our report dated August 24, 2001, with respect to the combined balance sheets of the Trim Division of Textron Automotive Company, as of December 30, 2000 and January 1, 2000, and the related combined statements of income, changes in net worth and cash flows for each of the three years in the period ended December 30, 2000, included in this Current Report on Form 8-K/A.





Ernst & Young LLP


Toledo, Ohio
January 14, 2002